UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                March 21, 2005

GB&T BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	000-24203	58-2400756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Jesse Jewell Parkway, S.E., Gainesville, Georgia		30501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(770) 532-1212

(not applicable)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 24, 2005, GB&T Bancshares, Inc. (“GB&T”) issued a news release (the “News Release”) announcing that John E. Mansour had been elected to GB&T’s Board of Directors. In connection with Mr. Mansour’s election, GB&T’s Board of Directors increased the size of the Board from twelve to thirteen members. Mr. Mansour’s election and the increase in the size of the Board were each effective as of March 21, 2005, and his term as director will continue until the 2005 annual meeting or until his successor is elected and qualified. Mr. Mansour will stand for reelection at the 2005 annual meeting. The News Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(c)                                  Exhibits

99.1                         News Release dated March 24, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 25, 2005

GB&T BANCSHARES, INC.
(Registrant)

By:	/s/ Gregory L. Hamby
Name:	Gregory L. Hamby
Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

99.1                            News Release dated March 24, 2005.